UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2017 (December 19, 2017)

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On December 19, 2017, Micron Solutions, Inc. (“Micron”) accepted a commitment letter issued by a Massachusetts based bank with respect to a new $9.5 million credit facility with the purpose of replacing the current credit facility with UniBank for Savings and paying off the $450 thousand of subordinated promissory notes.

The new facility contemplates a $5.0 million committed term revolving line of credit (“Revolver”) with a maturity date three years from the date of closing.  The commitment also contemplates an up to $2.5 million 3 year Machinery and Equipment term loan (“M&E term loan”) with principal payments based upon an 84-month amortization schedule with a balloon payment due upon maturity.  Additionally, the facility allows for an up to $2.0 million Real Estate term loan (“RE term loan”, collectively with the M&E term loan, the “Notes”) with principal payment based upon a 240-month amortization schedule with a balloon payment due upon maturity.  Interest payments will be based upon Wall Street Prime and/or the daily one-month LIBOR rate plus negotiated points.

 The documentation for each of the Revolver and the Notes are currently being prepared and are subject to completion by the bank of its due diligence process. The Company expects the replacement bank facilities to be closed by December  31, 2017.

The information in this Item 7.01 disclosure is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 22nd day of December, 2017.

MICRON SOLUTIONS, INC.

By:  /s/ Derek T. Welch

Derek T. Welch

Chief Financial Officer